                                                                     EXHIBIT 1.1


                                                                       S&S Draft
                                                                 August 13, 1997

                                __________ Units

                          INTELLIGENT POLYMERS LIMITED


                       BIOVAIL CORPORATION INTERNATIONAL


                            Each Unit Consisting of
   One Common Share, par value $.01 per share of Intelligent Polymers Limited and _________ of a Warrant to Purchase
      One Common Share, no par value, of Biovail Corporation International



                                               October    , 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DILLON, READ & CO. INC.
LAZARD FRERES & CO.
  As representatives of the
    several Underwriters
    named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10122

Dear Sirs:

     Intelligent Polymers Limited, a Bermuda exempted company ("INTELLIGENT POLYMERS"), and Biovail Corporation International, a public company incorporated under the laws of Ontario, Canada ("BIOVAIL" and, together with Intelligent Polymers, the "COMPANIES"), confirm their respective agreements with the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), with respect to (i) the sale by the Companies, and the purchase by the Underwriters, of ____ units (the "FIRM UNITS"), each composed of one common share, par value $.01 per share, of Intelligent Polymers ("INTELLIGENT POLYMERS
COMMON SHARES") and   ________ of a warrant (the "WARRANTS") to purchase one
authorized but unissued common share, no par value, of Biovail ("BIOVAIL COMMON SHARES"), exercisable at any time from

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                                      2

October 1, 1999 through September 30, 2002 at an exercise price of $___ per Biovail Common Shares (subject to certain adjustments as set forth in the Warrant certificate to be issued as part of the Unit Certificate (as hereinafter defined)) and (ii) the grant by the Companies to the Underwriters of the option described in Section 2 hereof to purchase all or any part of ____________________ additional units (the "ADDITIONAL UNITS" and together with the Firm Units, the "UNITS") to cover over-allotments, if any. The Intelligent Polymers Common Shares and the Warrants will be paired for sale as units by Intelligent Polymers and Biovail and then sold to the Underwriters.

     Each Unit will initially be represented by a certificate representing one or more Intelligent Polymers Common Shares and one or more Warrants (a "UNIT CERTIFICATE"). Each Unit will be transferable only as a whole and as described in the Prospectus (as hereinafter defined) through September 30, 1999, or such earlier date on which the PURCHASE OPTION (as defined in the Prospectus) is exercised or expires unexercised, after which date the Warrants and the Intelligent Polymers Common Shares will trade separately. The Intelligent Polymers Common Shares, the Warrants, the Biovail Common Shares and the Units are more fully described in the Registration Statement (as hereinafter defined) and the Prospectus.

     SECTION 1. Registration Statement and Prospectus. The Companies have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (the "ACT"), a combined registration statement (Nos. ________________ and ______ _____________)
including the related prospectus, (a) with respect to Intelligent Polymers, on Form F-1, relating to the Intelligent Polymers Common Shares comprising a portion of the Units, and (b) with respect to Biovail, on Form F-3, relating to the Warrants comprising a portion of the Units. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of the Units is hereinafter referred to as the "PROSPECTUS" (including in the case of all references to the Registration Statement or the Prospectus,
documents incorporated therein by reference).   If the Companies have filed or
are required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional units (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Companies with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission





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                                       3

thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

     SECTION 2 .  Agreements to Sell and Purchase and Lock-Up Agreements.   On
the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Companies agree to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Companies at a price per Unit of $______ (the "PURCHASE PRICE") the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Companies agree to issue and sell the Additional Units and the Underwriters shall have the right to purchase, severally and not jointly, up to _______ Additional Units from the Companies at the Purchase Price. Additional Units may be purchased solely for the purpose of covering over-allotments made in connection with the offering of
the Firm Units.   The Underwriters may exercise their right to purchase
Additional Units in whole or in part from time to time by giving written notice thereof to the Companies within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Units to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been
given.   If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Companies the number of Additional Units (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Units to be purchased from the Companies as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Units.

     Each of Biovail and Intelligent Polymers hereby agree not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Biovail Common Shares, Intelligent Polymers Common Shares or SPECIAL SHARES (as defined in the Prospectus) or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Biovail Common Shares, Intelligent Polymers Common Shares or Special Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of such common shares, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without your prior written consent. Notwithstanding the foregoing, during such period (i) Biovail may grant stock options pursuant to Biovail's existing stock option plan and





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                                       4

(ii) Biovail may issue shares of Biovail Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. Each of Biovail and Intelligent Polymers also agree not to file any registration statement with respect to any shares of Biovail Common Shares, Intelligent Polymers Common Shares or the Special Shares or any securities convertible into or exercisable or exchangeable for such shares for a period of 180 days after the date of the Prospectus without your prior written consent. Each of Biovail and Intelligent Polymers shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by certain of the directors and officers of Biovail and Intelligent Polymers to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without your prior written consent, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any of Biovail Common Shares, Intelligent Polymers Common Shares or the Special Shares or any securities convertible into or exercisable or exchangeable for such shares.

     SECTION 3. Terms of Public Offering. The Companies are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Units as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Units upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment to Intelligent Polymers for the Firm Units shall be made at 9:00 A.M., New York City time, on September ____, 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Units may be varied by agreement between you and the Companies.

     Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION
CLOSING DATE").   Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Companies.

     Certificates for the Units shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters,





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                                       5

against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

     SECTION 5. Agreements of Biovail and Intelligent Polymers. The Companies agree with you that:

     (a) The Companies will advise you promptly and, if requested by you, confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Companies are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Companies will use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) The Companies will furnish you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

     (c) The Companies will prepare the Prospectus, the form and substance of which shall be satisfactory to you, and file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not file any further amendment to the Registration Statement and not make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Units by you, and to use their respective best efforts to cause any such amendment to the Registration Statement to become promptly effective.





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                                       6


     (d) The Companies will, prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Companies will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) The Companies will, prior to any public offering of the Units, cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, continue such registration or qualification in effect so long as required for distribution of the Units and file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither of the Companies shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which they are not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Units, in any jurisdiction in which they are not now so subject.

     (g) The Companies will mail and make generally available to their shareholders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, the Companies will furnish to you as soon as available copies of all reports or other communications furnished to the record holders of the Units, the Biovail Common Shares or the Intelligent Polymer Common Shares, or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Companies is listed and such other publicly available information concerning Biovail and its Subsidiaries (as hereinafter defined) or Intelligent Polymers as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Companies will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Companies' counsel and the Companies' accountants in connection with the registration and delivery of the Units under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Units, (iv) all expenses in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary or Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Units by the National Association of Securities Dealers, Inc.,
(vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Units and all costs and expenses incident to the listing of the Units on American Stock Exchange, (vii) the cost of printing certificates representing the Units, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Companies hereunder for which provision is not otherwise made in this Section.

     (j) The Companies will use their respective best efforts to list for quotation the Units on American Stock Exchange and to maintain the listing of the Units on American Stock Exchange until the SEPARATION DATE (as such term is defined in the Prospectus) and to list the Intelligent Polymers Common Shares on the American Stock Exchange after such date. The Companies will also use their respective best efforts to arrange for the Warrants to be listed on the New York Stock Exchange after the Separation Date.

     (k) The Companies will use their respective best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Companies prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Units.





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                                       8


     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Units, the Companies will file a Rule 462(b) Registration Statement with the Commission registering the Units not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     (m) Intelligent Polymers will, at the end of each of its taxable years, use its best efforts to determine whether it qualifies as a Passive Foreign Investment Company ("PFIC") under the applicable provisions of the Internal Revenue Code (the "CODE"). In each year that Intelligent Polymers determines that it qualifies as a PFIC, Intelligent Polymers will supply a PFIC annual information statement (as such statement is described in the Prospectus) to every Intelligent Polymers' shareholder of record for such year.

     (n) Intelligent Polymers will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds".

     (o) [After the Closing Date but no later than October 1, 1999, Biovail shall file a registration statement covering the Biovail Common Shares issuable upon exercise of the Warrants and cause such registration statement to be declared effective by the Commission. Biovail shall cause such registration statement to remain effective through September 30, 2002 or until all Warrants have been exercised.]

     SECTION 6. Representations and Warranties of the Companies. The Companies jointly and severally represent and warrant to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Companies after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Companies after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each document, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (iii) the Registration Statement





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                                       9

(other than any Rule 462(b) Registration Statement to be filed by the Companies after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Companies are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Companies in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Companies in writing by such Underwriter through you expressly for use therein.

     (d)  (1)    Biovail has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail.
Intelligent Polymers has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations Intelligent Polymers.

     (2) Biovail's only direct or indirect Subsidiaries are: Crystaal Corporation, Biovail SA, Trimel Holding Corporation, Biovail Americas Corp., Biovail Laboratories Inc., Biovail Laboratories PR, Biovail UK [others] (collectively, the "SUBSIDIARIES" and individually a "SUBSIDIARY").
Intelligent Polymers has no subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and, to the extent required under applicable law, in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on Biovail and any of its Subsidiaries, considered as one enterprise.

     (e) The authorized, issued and outstanding capital stock and the debt of each of Biovail and Intelligent Polymers was at the date indicated as set forth in the Prospectus under the captions "Biovail Capitalization" and "Intelligent Polymers Capitalization," respectively, and the authorized capital stock of Biovail and Intelligent Polymers conforms in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by Biovail or any of its Subsidiaries, or Intelligent Polymers, as the case may be, relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of Biovail or any of its Subsidiaries, or Intelligent Polymers, as the case may be, except as otherwise disclosed in the Registration Statement.

     (f) The Intelligent Polymers Common Shares to be issued by Intelligent Polymers as a component of the Units have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; such Intelligent Polymers Common Shares are not subject to any preemptive or similar rights; and all corporate action required to be taken for the authorization, issue and sale of such Intelligent Polymers Common Shares has been validly and sufficiently taken. All of the outstanding Biovail common shares have been duly authorized and validly issued and are fully paid and non-assessable; such shares are not subject to any preemptive or similar rights and all corporate action required to be taken for the authorization and issue of such shares, has been validly and sufficiently taken.

     (g) All of the outstanding shares of capital stock of each of Biovail's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Biovail, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     (h) (1) The Warrant Agreement (as hereinafter defined), has been duly authorized, executed and delivered by Biovail and constitutes a valid and binding obligation of Biovail enforceable in accordance with its terms.

     (2) Upon their issuance, the Warrants will have been duly authorized by Biovail and, when duly executed, issued and delivered by Biovail and duly countersigned by the Warrant Agent (as hereinafter defined) in the manner provided for in the Warrant Agreement (the "WARRANT AGREEMENT") to be entered into between Biovail and _________ , as warrant agent (the "WARRANT AGENT"), and when payment of the Purchase Price for the Units has been made, will constitute valid and binding obligations of Biovail, entitled to the benefits of the Warrant Agreement, will be enforceable in accordance with their terms and will conform in all material respects to the description thereof contained in the Registration Statement; such Warrants are not subject to the preemptive or similar rights of any shareholder of Biovail; and all corporate action required to be taken for the authorization, issue and sale of the Warrants has been validly and sufficiently taken.

     (3) The Biovail Common Shares issuable upon exercise of the Warrants have been duly and validly reserved for such issuance and, when issued and paid for in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable; such Biovail Common Shares are not subject to the preemptive or similar rights of any shareholder of Biovail; and all corporate action required to be taken for such authorization, issue and sale of the Biovail Common Shares will have been validly and sufficiently taken upon the issuance of the Warrants.

     (4) The Units conform in all material respects to the description thereof in the Registration Statement.

     (i) Neither Biovail, any of its Subsidiaries, nor Intelligent Polymers is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Biovail and its Subsidiaries, taken as a whole, or to Intelligent Polymers, as the case may be, to which Biovail, any of its Subsidiaries, or Intelligent Polymers is a party or by which Biovail, any of its Subsidiaries or Intelligent Polymers or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement by Biovail and Intelligent Polymers, and the compliance by Biovail and Intelligent Polymers with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Biovail or any of its Subsidiaries, or Intelligent Polymers, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, to which Biovail or any of its Subsidiaries or Intelligent Polymers is a party or by which Biovail or any of its Subsidiaries or Intelligent Polymers or their respective property is bound,
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Biovail, any of its Subsidiaries or Intelligent Polymers or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of Biovail or any of its Subsidiaries or Intelligent Polymers or any other impairment of the rights of the holder of any such Authorization.

     (k) There are no legal or governmental proceedings pending or threatened to which Biovail, any of its Subsidiaries or Intelligent Polymers is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (l) (1) Neither Biovail, nor any of its Subsidiaries, nor Intelligent Polymers, as the case may be, has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers.

     (2) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be.

     (m) Each of Biovail, its Subsidiaries and Intelligent Polymers, as the case may be, has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable laws regulating pharmaceutical products and Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be. Each such Authorization is valid and in full force and effect and each of Biovail, its Subsidiaries, and Intelligent Polymers, as the case may be, is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Biovail, any of its Subsidiaries, or Intelligent Polymers, as the case may be; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be.

     (n) This Agreement has been duly authorized, executed and delivered by each of Biovail and Intelligent Polymers and constitutes a valid and binding obligation of each of Biovail and Intelligent Polymers enforceable in accordance with its terms. Each of the Companies has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, CT Corporation System agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York.

     (o) Deloitte & Touche are independent public accountants with respect to Biovail, its Subsidiaries and Intelligent Polymers, as required by the Act.

     (p) (1) The consolidated financial statements of Biovail included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) together with related schedules and notes, present fairly the consolidated financial position, result of operations and changes in the financial position of Biovail and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP") and the financial statements of the Company have been reconciled to generally accepted accounting principles as applied in the United States ("U.S. GAAP") in accordance with the Act, in each case consistently applied throughout the periods involved; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Biovail and its Subsidiaries.

     (2) The financial statements of Intelligent Polymers included in the Registration Statement and the Prospectus (and any supplements or amendments thereto), together with the related schedules and notes, present fairly the financial position of Intelligent Polymers as of the dates indicated and for the periods specified; such statements and related schedules and notes have been prepared in accordance with Canadian GAAP and the financial statements of the Company have been reconciled to U.S. GAAP in accordance with the Act, in each case consistently applied throughout the periods involved; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Intelligent Polymers.

     (q) Neither Biovail nor Intelligent Polymers is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (r) There are no contracts, agreements or understandings between Biovail or Intelligent Polymers and any person granting such person the right to require Biovail or Intelligent Polymers to file a registration statement under the Act with respect to any securities of Biovail or Intelligent Polymers or to require Biovail or Intelligent Polymers to include such securities with the Units registered pursuant to the Registration Statement.

     (s) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Biovail and its Subsidiaries, taken as a whole, or of Intelligent Polymers, as the case may be, whether or not arising in the ordinary course of business, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Biovail or any of its Subsidiaries, or Intelligent Polymers, as the case may be, and (iii) neither Biovail nor any of its Subsidiaries, nor Intelligent Polymers, as the case may be, has incurred any material liability or obligation, direct or contingent.

     (t) (1) Each of the DEVELOPMENT CONTRACT and the SERVICES AGREEMENT (each as defined in the Prospectus) has been duly authorized, executed and delivered by Intelligent Polymers and Biovail and constitutes a valid and binding obligation of each of Intelligent Polymers and Biovail enforceable in accordance with its terms, and conforms in all material respects to the description thereof in the Registration Statement.

     (2) No relationship, direct or indirect, exists between or among Biovail or any of its Subsidiaries or Intelligent Polymers, as the case may be, on the one hand, and the directors, officers, stockholders, customers or suppliers of Biovail or any of its Subsidiaries or Intelligent Polymers, as the case may be, on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (u) To the best knowledge of Biovail, no labor problem exists with its employees or with employees of any of its Subsidiaries or is imminent that could materially adversely affect Biovail and its Subsidiaries, considered as one enterprise.

     (v) Biovail and its Subsidiaries and Intelligent Polymers, as the case may be, own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of Biovail and its Subsidiaries, taken as a whole or of Intelligent Polymers, as the case may be; and neither Biovail nor any of its Subsidiaries nor Intelligent Polymers, as the case may be, has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be.

     (w) Each of Biovail, its Subsidiaries and Intelligent Polymers, have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Biovail and its Subsidiaries, and Intelligent Polymers, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Biovail and its Subsidiaries, and Intelligent Polymers, as the case may be; and any real property and buildings held under lease by Biovail and its Subsidiaries, and Intelligent Polymers, as the case may be, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Biovail and its Subsidiaries, and Intelligent Polymers, as the case may be, in each case except as described in the Prospectus.

     (x) Biovail, each of its Subsidiaries, and Intelligent Polymers, have filed all tax returns which are required to be filed by them pursuant to domestic or foreign laws and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them (except where the requirement for payment of such taxes is being contested in good faith in appropriate proceedings). The charges, accruals and reserves on the books of Biovail and its Subsidiaries, and Intelligent Polymers, as the case may be, in respect of taxes or other governmental charges are, to the best knowledge of Biovail, its Subsidiaries and Intelligent Polymers, as the case may be, after reasonable investigation, adequate.

     (y) Each certificate signed by any officer of the Companies and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Companies to the Underwriters as to the matters covered thereby.


     SECTION 7. Indemnification. (a) The Companies, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Companies by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Companies, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Companies within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the

Companies to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Companies by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of
such Underwriter).   Any indemnified party shall have the right to employ
separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the
indemnified party).   In any such case, the indemnifying party shall not, in
connection with any one action or separate, but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply
with such reimbursement request.   No indemnifying party shall, without the
prior written consent
of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Companies on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Companies, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Units, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Companies on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Units purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Companies contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) and, if the Companies are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Bruce D. Brydon and Robert A. Podruzny, in their capacities as the President and Chief Executive Offer and Vice President and Chief Financial Officer of Biovail, confirming the matters set forth in Sections 6(s), 8(a) and 8(b) and that Biovail has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Biovail on or prior to the Closing Date.

     (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Eugene N. Melnyk and Robert A. Podruzny, in their capacities as Chairman and Chief Executive Offer and Special Director of Intelligent Polymers, confirming the matters set forth in Sections 6(s), 8(a) and 8(b) and that Intelligent Polymers has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Intelligent Polymers on or prior to the Closing Date.

     (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Biovail, any of its Subsidiaries or Intelligent Polymers and
(iii) neither Biovail, nor any of its Subsidiaries nor Intelligent Polymers shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii) in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

     (f)  You shall have received on the Closing Date, the following opinions:

         (i) Opinion of General Counsel for Biovail and Intelligent Polymers. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of Kenneth Cancellara, general counsel for Biovail, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (ii) Opinion of Canadian Counsel for Biovail and Intelligent Polymers. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of _____________, Canadian counsel for Biovail and Intelligent Polymers, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (iii) Opinion of Patent Counsel for Biovail and Intelligent Polymers. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Hughes, Etigson, patent counsel for Biovail and Intelligent Polymers in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C and to such further effect as counsel for the Underwriters may reasonable request.

         (iv) Opinion of Bermuda Counsel for Intelligent Polymers. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Conyers Dill & Pearman, Bermuda counsel for Intelligent Polymers, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (v) Opinion of U.S. Counsel for Biovail and Intelligent Polymers. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, U.S. counsel for Biovail and Intelligent Polymers, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (vi) Opinion of U.S. FDA Counsel for Biovail and Intelligent Polymers. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of _____ U.S. FDA counsel for Biovail and Intelligent Polymers, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (vii) Opinion of Barbados Counsel for Biovail. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of _____________, Barbados counsel for Biovail, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit G hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (viii) Opinion of United Kingdom Counsel for Biovail. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of _____________, United Kingdom counsel for Biovail, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit H hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (ix) Opinion of Swiss Counsel for Biovail. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of _____________, Swiss counsel for Biovail, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in
Exhibit I hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (x) Opinion of Dutch Antilles Counsel for Biovail. At Closing time, the Underwriters shall have received the favorable opinion dated as of Closing Time, of _____________, Dutch Artilles counsel for Biovail, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit J hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (xi) Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, with respect to the matters set forth in clauses 4, 5, 6, 9 and 16 of Exhibit E hereto. In giving such opinions with respect to the matters covered by Section 16 of Exhibit E, Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Companies and certificates of public officials.

     (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h)  The Companies shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (i) The Units shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.

     (j) The Companies shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Companies on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Companies, the due authorization and issuance of such Additional Units and other matters related to the issuance of such Additional Units.

     SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Companies if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Companies on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Units or Additional Units, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Units or Additional Units, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Units to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I bears to the total number of Firm Units which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Units or Additional Units, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Units or Additional Units, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Units or Additional Units, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased by all Underwriters and arrangements satisfactory to you and the Companies for purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on
the part of any non-defaulting Underwriter and the Companies.   In any such
case which does not result in termination of this Agreement, either you or either of the Companies shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Units or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to Biovail, to Biovail Corporation International, 2488 Dunwin Drive, Mississauga, Ontario, Canada L5L 1J9, Attention: Robert A. Podruzny and (ii) if to Intelligent Polymers, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda,
Attention: David J. Doyle and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10122, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Companies and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Companies, the officers or directors of the Companies or any person controlling the Companies,
(ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Units are not delivered by or on behalf of the Companies as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Companies agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Companies shall be liable for all expenses which agreed to pay pursuant to Section 5(i) hereof. The Companies also agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Companies, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Companies' directors and the Companies' officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                         Very truly yours,

                                         INTELLIGENT POLYMERS LIMITED

                                         By:
                                              ----------------------------------
                                              Title:


                                         Very truly yours,

                                         BIOVAIL CORPORATION INTERNATIONAL

                                         By:
                                              ----------------------------------
                                              Title:


Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By
     ---------------------------------
     Title:

DILLON, READ & CO. INC.

By
     ---------------------------------
     Title:

LAZARD FRERES & CO.

By
     ---------------------------------
     Title:

                                   SCHEDULE I


                                                              Number of Firm Units
Underwriters                                                     to be Purchased
------------                                              -----------------------------
Donaldson, Lufkin & Jenrette Securities
   Corporation

Dillon, Read & Co. Inc.

Lazard Freres & Co.





                                                   Total

                                                                       Exhibit A


                       FORM OF OPINION OF GENERAL COUNSEL
        FOR BIOVAIL AND INTELLIGENT POLYMERS TO BE DELIVERED PURSUANT TO
                                SECTION 8(f)(1)


         1. The Underwriting Agreement has been duly authorized, executed and delivered by Biovail.

         2. Biovail has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail.

         3. The authorized, issued and outstanding capital stock and the debt of each of Biovail was at the date indicated as set forth in the Prospectus under the caption "Biovail Capitalization". All of the outstanding Biovail common shares have been duly authorized and validly issued and are fully paid and non-assessable; such shares are not subject to any preemptive or similar rights and all corporate action required to be taken for the authorization and issue of such shares, has been validly and sufficiently taken. The authorized capital stock of Biovail conforms in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by Biovail or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of Biovail or any of its Subsidiaries except as otherwise disclosed in the Registration Statement.

         4. The Biovail Common Shares issuable upon exercise of the Warrants have been duly and validly reserved for such issuance and, when issued and paid for in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable; such Biovail Common Shares are not subject to the preemptive or similar rights of any shareholder of Biovail; and all corporate action required to be taken for such authorization, issue and sale of the Biovail Common Shares will have been validly and sufficiently taken upon the issuance of the Warrants.

         5. Crystaal Corporation [others] is a corporation duly organized and validly existing under the laws of ____________, the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. All of the outstanding shares of capital stock of Crystaal Corporation [others] has been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         6. The execution, delivery and performance of the Underwriting Agreement by Biovail and the compliance by Biovail with all the provisions hereof and the consummation of the transactions contemplated hereby will not
(i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Biovail or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Biovail and its Subsidiaries, taken as a whole, to which Biovail or any of its Subsidiaries is a party or by which Biovail or any of its Subsidiaries or their respective property is bound or
(ii) result in the suspension, termination or revocation of any Authorization (as defined below) of Biovail or any of its Subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         7. Neither Biovail nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Biovail and its Subsidiaries, taken as a whole to which Biovail or any of its Subsidiaries is a party or by which Biovail or any of its Subsidiaries or their respective property is bound.

         8. There are no legal or governmental proceedings pending or threatened to which Biovail or any of its Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         9. Each of Biovail, its Subsidiaries and Intelligent Polymers, as the case may be, has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable laws regulating pharmaceutical products and Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be. Each such Authorization is valid and in full force and effect and each of Biovail, its Subsidiaries, and Intelligent Polymers, as the case may be, is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Biovail, any of its Subsidiaries, or Intelligent Polymers, as the case may be; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole, or Intelligent Polymers, as the case may be.

         10. Each of Biovail and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Biovail and its Subsidiaries in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Biovail and its Subsidiaries; and any real property and buildings held under lease by Biovail and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Biovail and its Subsidiaries in each case except as described in the Prospectus.

         l1. Neither Biovail, nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of Biovail and its Subsidiaries, taken as a whole.

         12. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole.

         13. Biovail and each of its Subsidiaries have filed all tax returns which are required to be filed by them pursuant to domestic or foreign laws and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them (except where the requirement for payment of such taxes is being contested in good faith in appropriate proceedings). The charges, accruals and reserves on the books of Biovail and its Subsidiaries in respect of taxes or other governmental charges are, to the best knowledge of Biovail and its Subsidiaries, after reasonable investigation, adequate.

         14. There are no contracts, agreements or understandings between Biovail and any person granting such person the right to require Biovail to file a registration statement under the Act with respect to any securities of Biovail or to require Biovail to include such securities with the Units registered pursuant to the Registration Statement.

         15. The Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinions with respect to the matters covered by Section 15, counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                       Exhibit B


                      FORM OF OPINION OF CANADIAN COUNSEL
        FOR BIOVAIL AND INTELLIGENT POLYMERS TO BE DELIVERED PURSUANT TO
                                SECTION 8(f)(2)


         1. The Warrant Agreement (as hereinafter defined), has been duly authorized, executed and delivered by Biovail and constitutes a valid and binding obligation of Biovail enforceable in accordance with its terms.

         2. No authorization, approval, consent or order of, or filing with any government, governmental agency, regulatory body or court of Canada is required for the valid authorization and issue of the Units, the Warrants or the Biovail Common Shares issuable upon exercise of the Warrants.

         3. Upon their issuance, the Warrants will have been duly authorized by Biovail and, when duly executed, issued and delivered by Biovail and duly countersigned by the Warrant Agent in the manner provided for in the Warrant Agreement to be entered into between Biovail and _________ , as Warrant Agent and when payment of the Purchase Price for the Units has been made, will constitute valid and binding obligations of Biovail, entitled to the benefits of the Warrant Agreement, will be enforceable in accordance with their terms and will conform in all material respects to the description thereof contained in the Registration Statement; such Warrants are not subject to the preemptive or similar rights of any shareholder of Biovail; and all corporate action required to be taken for the authorization, issue and sale of the Warrants has been validly and sufficiently taken.

         4. The Biovail Common Shares issuable upon exercise of the Warrants have been duly authorized and no further corporate action is necessary for the issuance of such Biovail Common Shares upon such exercise, and when issued upon such exercise and upon payment of the exercise price in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and not subject to calls for any additional payments; such Biovail Common Shares are not subject to preemptive rights; and all corporate action required to be taken for the authorization and issue of such Biovail Common Shares has been validly and sufficiently taken.

         5. The execution and delivery of each of the Underwriting Agreement, the Warrant Agreement, the Development Contract and the Services Agreement by Biovail, and the performance by Biovail of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Biovail and do not, and compliance by Biovail with the terms of the Underwriting Agreement, the Warrant Agreement, the Development Contract and the Services Agreement does not, result in any violation of the Memorandum and Articles of Association of Biovail or any of its Subsidiaries, and do not conflict with, or result in the breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Biovail or of any of its Subsidiaries under any existing applicable law, rule or regulation of Ontario, Canada or the federal laws of Canada applicable therein (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise) or earnings of Biovail and its Subsidiaries considered as one enterprise).

         6. Each of the Development Contract and the Services Agreement (each as defined in the Prospectus) has been duly authorized, executed and delivered by Biovail and constitutes a valid and binding obligation of Biovail enforceable in accordance with its terms, and conforms in all material respects to the description thereof in the Registration Statement.

         7. Biovail has the power to submit, and pursuant to the Underwriting Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to the Underwriting Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, CT Corporation System agent for service of process in any suit or proceeding based on or arising under the Underwriting Agreement in any federal or state court in the State of New York, County of New York.

         8. There are no capital, stamp or other issuance taxes or duties payable by or on behalf of the Underwriters in Canada in connection with (A) the issuance of the Units, (B) the sale and delivery of the Units to the Underwriters or (C) the consummation of any other transactions contemplated under the Underwriting Agreement.

         9. Under the laws of Ontario, Canada and the federal laws of Canada applicable therein, no holder of any Units or Biovail Common Shares is or will be, purely on account of such holding, subject to any liability in respect of any liability of Biovail.

         10. The statements in the Registration Statement and Prospectus under the captions "Enforceability of Civil Liabilities Under United States Federal Securities Laws", "Taxation--Canadian Tax Considerations", "Exchange Controls and Other Limitations Affecting Security Holders", and "Description of the Warrants and the Biovail Common Shares" to the extent they constitute matters of law of Canada or legal conclusions with respect thereto, have been prepared or reviewed by us and are accurate in all material respects.

         11. The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal or governmental proceedings under the law of or involving Canada or contracts or other documents governed by the laws of Canada therein described are accurate in all material respects and fairly summarize such information.

                                                                       Exhibit C
                FORM OF OPINION OF PATENT COUNSEL FOR BIOVAIL
        AND INTELLIGENT POLYMERS TO BE DELIVERED PURSUANT TO SECTION
                                   8(f)(3)


         1. The statements in the Registration Statement and Prospectus under the captions "Prospectus Summary -- Intelligent Polymers", "Risk Factors--Business Risks Related to Intelligent Polymers and Biovail--Uncertainty Regarding Patents and Proprietary Technology; Unpredictability of Patent Protection" and "Business of Biovail -- Patents and Proprietary Rights", insofar as such statements relate to patents or proprietary know-how owned or used by Biovail or its Subsidiaries or patents or proprietary know-how relating to the Products (as such term is defined in the Prospectus) have been prepared or reviewed by us and are accurate in all material respects.

         2. Biovail and its Subsidiaries and Intelligent Polymers, as the case may be, own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of Biovail and its Subsidiaries, taken as a whole; and neither Biovail nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of Biovail and its Subsidiaries, taken as a whole.

         3. To the best of our knowledge after due inquiry, we do not know of any pending or threatened legal or governmental proceeding relating to patents or proprietary rights owned or used by Biovail or its Subsidiaries, to which Biovail or any of its Subsidiaries is a party or might be a party or of which the business or property of Biovail is or might be, the subject which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise) or earnings of Biovail and its Subsidiaries, considered as one enterprise.

         4. To the best of our knowledge after due inquiry, we do not know of any infringement or alleged infringement by Biovail or any of its Subsidiaries, either directly or indirectly, of patent, trademark, service mark, trade name, copyright license or other rights owned by others, which if adversely decided, would individually or in the aggregate, have a material adverse effect on the conditions (financial or otherwise) or earnings of Biovail and its Subsidiaries, considered as one enterprise.

                                                                       Exhibit D

          FORM OF OPINION OF BERMUDA COUNSEL FOR INTELLIGENT POLYMERS
                  TO BE DELIVERED PURSUANT TO SECTION 8(f)(4)

         1. The Underwriting Agreement has been duly authorized, executed and delivered by Intelligent Polymers.

         2. Intelligent Polymers has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations Intelligent Polymers.

         3. The authorized, issued and outstanding capital stock and the debt of Intelligent Polymers was at the date indicated as set forth in the Prospectus under the caption "Intelligent Polymers Capitalization," and the authorized capital stock of Intelligent Polymers conforms in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by Intelligent Polymers relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of Intelligent Polymers except as otherwise disclosed in the Registration Statement.

         4. The Intelligent Polymers Common Shares to be issued by Intelligent Polymers as a component of the Units have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; such Intelligent Polymers Common Shares are not subject to any preemptive or similar rights; and all corporate action required to be taken for the authorization, issue and sale of such Intelligent Polymers Common Shares has been validly and sufficiently taken.

         5. Intelligent Polymers is not in violation of its charter or bye-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Intelligent Polymers, to which Intelligent Polymers is a party or by which Intelligent Polymers or its property is bound. The execution, delivery and performance of the Underwriting Agreement by Intelligent Polymers, and the compliance by Intelligent Polymers with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Intelligent Polymers, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Intelligent Polymers, to which Intelligent Polymers is a party or by which Intelligent Polymers or its property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Intelligent Polymers or its property or (iii) result in the suspension, termination or revocation of any Authorization (as defined below) of Intelligent Polymers or any other impairment of the rights of the holder of any such Authorization.

         6. No authorization, approval, consent or license of any government, governmental instrumentality or court of Bermuda is required for the valid authorization, issuance, sale and delivery of the Units, the Intelligent Polymers Common Shares, the Special Shares or the Warrants, except the permission of the Bermuda Monetary Authority (Foreign Exchange Control), which permission has been obtained, and the filing of the Prospectus with the Registrar of Companies in Bermuda, in accordance with Part III of the Companies Act 1981, which filing has been made.

         7. The statements in the Registration Statement and Prospectus under the captions "Enforceability of Civil Liabilities Under United States Federal Securities Laws," "Description of Intelligent Polymers Capital Stock", "The Agreements and the Purchase Option", "Taxation -Bermuda Tax Considerations" and "Exchange Controls and Other Limitations Affecting Security Holder -- Bermuda Exchange Control", to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

         8. The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings under the law of or involving Bermuda or contracts or other documents governed by Bermuda law therein described are accurate in all material respects and fairly summarize the information required to be shown.

         9. There are no legal or governmental proceedings pending or threatened to which Intelligent Polymers is or could be a party or to which any of its property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         10. Intelligent Polymers has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, CT Corporation System agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York.

         11. Under the laws of Bermuda, no holder of any Units or Intelligent Polymers capital stock outstanding immediately after completion of the offering is or will be, purely on account of such holding, subject to any liability in respect of any liability of Intelligent Polymers, and there are not any restrictions under such laws on alienability (i.e., the transferability) of any of the Units or Intelligent Polymers capital stock by persons regarded as non-residents of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 so long as the approval granted by the Bermuda Monetary Authority dated _____, 1997 remains in full force.

         12. There are no capital, stamp or other taxes or duties payable by the Underwriters or on their behalf in Bermuda in connection with (A) sale and delivery of the Units to be sold by Intelligent Polymers pursuant to the Underwriting Agreement to the Underwriters, or (B) the consummation of any other transactions contemplated thereunder.

         13. Each of the Development Contract and the Services Agreement (each as defined in the Prospectus) has been duly authorized, executed and delivered by Intelligent Polymers and constitutes a valid and binding obligation of each of Intelligent Polymers enforceable in accordance with its terms, and conforms in all material respects to the description thereof in the Registration Statement.

         14. The Courts of Bermuda would recognize as a valid judgement, a final and conclusive judgement in personam obtained in a foreign court against Intelligent Polymers based upon the Development Contract and the Services Agreement, as the case may be, under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give judgement based thereon provided that (a) such courts have proper jurisdiction over the parties subject to such judgement, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgement would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgement by the Courts of Bermuda, and (f) the due compliance or the correct procedures under the laws of Bermuda.

         15. There are no contracts, agreements or understandings between Intelligent Polymers and any person granting such person the right to require Intelligent Polymers to file a registration statement under the Act with respect to any securities of Intelligent Polymers or to require Intelligent Polymers to include such securities with the Units registered pursuant to the Registration Statement.

         16. Such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinions with respect to the matters covered by Section 16, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                       Exhibit E


               FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANIES
                  TO BE DELIVERED PURSUANT TO SECTION 8(f)(5)


         1. The Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) of the Act has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

         2. The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which we need express no opinion) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act.

         3. The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which we need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Exchange Act.

         4. Assuming due authorization by each of Biovail and Intelligent Polymers, the Underwriting Agreement has been duly executed and delivered by each of Biovail and Intelligent Polymers, to the extent that execution and delivery are governed by New York law.

         5. Assuming due authorization by Biovail, the Warrant Agreement has been duly executed and delivered by Biovail, to the extent that execution and delivery are governed by New York law and constitutes a valid and binding obligation of Biovail enforceable in accordance with its terms.

         6. The Warrants, when duly authorized, executed, issued and delivered by Biovail and countersigned by the Warrant Agent and when payment of the purchase price for the Units has been made, will constitute valid and binding obligations of Biovail and will be entitled to the benefits of the Warrant Agreement, subject, however, (A) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (B) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law; and the Warrants conform in all material respects to the description thereof contained in the Registration Statement under the caption "Description of the Warrants and Biovail Common Shares".

         7. Assuming the due authorization, execution and delivery of the Development Contract and the Services Agreement by the each of Biovail and Intelligent Polymers, respectively, each of the Development Contract and the Services Agreement constitutes a valid and binding obligation of each of Biovail and Intelligent Polymers.

         8. No authorization, approval, consent or license of any government, governmental instrumentality or court, of the United States (other than under the Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Units, the Intelligent Polymers Common Shares, the Special Shares, the Warrants, or the Biovail Common Shares issuable upon exercise of the Warrants.

         9. The statements in the Registration Statement and Prospectus under the heading "Taxation --United States Tax Considerations" and "Underwriting" and Item 15 of Part II of the Registration Statement, to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects and fairly summarize the information required to be shown.

         10. The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts or other documents therein described are accurate in all material respects and fairly summarize the information required to be shown.

         11. The Units and the Biovail Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and in documents incorporated by reference in the Registration Statement and Prospectus.

         12. There are no legal or governmental proceedings pending or threatened to which Biovail is, or is threatened to be, a party or of which the business or property of Biovail is, or is threatened to be, the subject that is material (in the aggregate) to the business, financial or other condition of Biovail and its Subsidiaries considered as one enterprise, and which is not disclosed in the Prospectus.

         13. Each of Biovail and Intelligent Polymers has validly and irrevocably submitted to the jurisdiction of any United States or State court in the State of New York, County of New York, has expressly accepted the non-exclusive jurisdiction of any such court and has validly and irrevocably appointed CT Corporation Systems as its authorized agent in any suit or proceeding against it instituted by the Underwriters based on or arising under the Underwriting Agreement.

         14. Biovail Americas Corp. and Biovail Laboratories PR [others] are corporations duly organized and validly existing under the laws of ____________ and _______, respectively, their jurisdictions of its incorporation, with corporate power and authority under such laws to own, lease and operate their properties and conduct their business. All of the outstanding shares of capital stock of each of Biovail Americas Corp. and Biovail Laboratories PR [others] have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by

Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         15. We have participated in conferences, by person or by telephone, with officers and other representatives of Biovail and Intelligent Polymers, with representatives of the chartered accountants for Biovail and Intelligent Polymers and with your representatives and your counsel. At such meetings the contents of the Registration Statement and Prospectus and related matters were discussed among the parties present at such meetings. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as set forth in paragraphs 9 and 10 above, we advise you that on the basis of the foregoing, no facts have come to our attention which lead us to believe that the Registration Statement, at the time it became effective or on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, on the date Prospectus was first provided by Biovail and/or Intelligent Polymers for use in connection with the Unit Offering or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in each case in light of the circumstances under which they were made, not misleading (it being understood that we have not been asked to, and do not, comment on the financial statements, including the notes thereto, or any other financial data found in or derived from the internal accounting and other records of Biovail and its Subsidiaries or Intelligent Polymers set forth therein).

         In giving such opinions with respect to the matters covered by Section 16, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                       Exhibit F


             FORM OF OPINION OF U.S. FDA COUNSEL FOR THE COMPANIES
                  TO BE DELIVERED PURSUANT TO SECTION 8(f)(6)


         1. The statements in the Registration Statement and Prospectus regarding the federal laws, regulations or rules relating to the manufacture or sale of pharmaceutical products and the approval processes relating thereto, including, without limitation, the portions of the Prospectus entitled "Risk Factors -- Business Risks Related to Intelligent Polymers and Biovail -- Government Regulation", "-- Uncertainty Regarding Patents and Proprietary Technology; Unpredictability of Patent Protection" and "Regulation - United States Regulation", have been prepared or reviewed by us and are accurate in all material respects.

         2. The statements in the Registration Statement regarding the statutes, regulations and legal or governmental proceedings or procedures relating to the FDA and the approval process relating to Biovail's and Intelligent Polymers's products are accurate in all material respects and are a fair summary of those statutes, regulations, proceedings or procedures.

                                                                       Exhibit G


                      FORM OF OPINION OF BARBADOS COUNSEL
            FOR BIOVAIL TO BE DELIVERED PURSUANT TO SECTION 8(f)(7)

         1. Each of Trimel Holding Corporation and Biovail Laboratories Inc. [others] are corporations duly organized and validly existing under the laws of Barbados, their jurisdictions of its incorporation, with corporate power and authority under such laws to own, lease and operate their properties and conduct their business. All of the outstanding shares of capital stock of each of Trimel Holding Corporation and Biovail Laboratories Inc. [others] have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit H


                   FORM OF OPINION OF UNITED KINGDOM COUNSEL
                    FOR BIOVAIL TO BE DELIVERED PURSUANT TO
                                SECTION 8(f)(8)

         1. Biovail UK [others] is a corporation duly organized and validly existing under the laws of the United Kingdom, the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. All of the outstanding shares of capital stock of Biovail UK [others] has been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit I


                        FORM OF OPINION OF SWISS COUNSEL
                    FOR BIOVAIL TO BE DELIVERED PURSUANT TO
                                SECTION 8(f)(9)

         1. Biovail SA [others] is a corporation duly organized and validly existing under the laws of Switzerland, the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. All of the outstanding shares of capital stock of Biovail SA [others] has been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit J


                   FORM OF OPINION OF DUTCH ANTILLES COUNSEL
                    FOR BIOVAIL TO BE DELIVERED PURSUANT TO
                                SECTION 8(f)(10)

         1. Biosytes NV [others] is a corporation duly organized and validly existing under the laws of the Dutch Antilles, the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. All of the outstanding shares of capital stock of Biosytes NV [others] has been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by Biovail, directly or through one or more of its Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.





                                      J-1